EXHIBIT (2)
                     COMMERCIAL CODE SECTION 9505 AGREEMENT


                This Commercial Code Section 9505 Agreement ("Agreement") is entered into as of this 29th day of December 1995, by and among Concept
Cablevision of Indiana, Inc., a Delaware corporation ("Borrower"), Phoenix Leasing Incorporated, a California corporation, Phoenix Leasing Cash
Distribution Fund III, a California limited partnership, Phoenix Concept Cablevision of Indiana, L.L.C., a Delaware limited liability company ("Phoenix Concept"), Helen P. Belisle ("H. Belisle"), B. Richer Belisle ("B. Belisle") and Belisle Communications, Inc., a Delaware corporation ("BCI"), with reference to the following facts which shall conclusively be presumed to be true between the parties.

                                    RECITALS

                A. Borrower owns cable television systems serving portions of the Indiana counties of Benton, Parke, Greene, Montgomery, Putnam, Boone, Hendricks, Clinton, Hamilton and Madison (individually and collectively referred to as the "Systems").

                B. Borrower is indebted to Phoenix Leasing Incorporated pursuant to that certain senior loan agreement executed by Borrower in favor of Phoenix Leasing Incorporated dated December 2, 1987 ("Senior Loan Agreement"), pursuant to which Borrower made, executed and delivered to Phoenix Leasing Incorporated that certain promissory note in the original principal amount of $4,350,000 dated December 2, 1987 ("Note").

                C. The loan made pursuant to the Senior Loan Agreement and Note is hereinafter referred to as the "Loan."

                D. The proceeds of the Loan evidenced by the Senior Loan Agreement and Note were used to finance the acquisition and improvement of the Systems.

                E. The Loan is secured by a first priority and valid and enforceable security interest in all of the Borrower's assets ("Collateral"), including, but not limited to (i) the Systems; (ii) the Real Property (as defined below); (iii) those certain franchises more particularly described in Exhibit "A" attached hereto and incorporated herein ("Franchises"); and (iv) those certain leases more particularly described in Exhibit "B" attached hereto and incorporated herein ("Leases"), as evidenced by that certain security agreement, dated December 2, 1987, made, executed and delivered to Phoenix Leasing Incorporated by Borrower, and by certain UCC financing statements (individually and collectively referred to as the "Security Agreement").



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                F. The Loan is further secured by a first priority and valid and enforceable security interest in 100 shares of previously issued stock of Borrower ("Stock"), which Stock is owned by H. Belisle, as evidenced by that certain stock pledge agreement dated December 2, 1987, made, executed and delivered by Belisle to Phoenix Leasing Incorporated ("Stock Pledge Agreement"). The Stock represents 100% of the previously issued and outstanding stock of Borrower.

                G. The Loan is further secured by that certain mortgage made, executed and delivered to Phoenix Leasing Incorporated by Borrower on certain real property located in the county of Boone, Indiana, and recorded on November 30, 1987 ("Mortgage") covering that certain real property described in Exhibit "C" attached hereto and incorporated herein ("Real Property").

                H. On or about December 2, 1987, H. Belisle and B. Belisle made, executed and delivered to Phoenix Leasing Incorporated their guarantees (individually the "Guarantee" and collectively the "Guarantees") pursuant to which they agreed to guarantee and pay to Phoenix Leasing Incorporated all amounts owed by Borrower to Phoenix Leasing Incorporated under the Loan.

                I. The  Guarantee  executed  by B.  Belisle  in favor of Phoenix
Leasing Incorporated was further secured by that certain collateral assignment of note made, executed and delivered to Phoenix Leasing Incorporated by B. Belisle dated December 2, 1987 in which, inter alia, Phoenix Leasing Incorporated was assigned all of B. Belisle's right and interest in that certain promissory note dated September 30, 1986 in the original principal amount of $256,000 executed by Realsearch International, Ltd. ("Collateral Assignment of Note").

                J. On or  about  December  2,  1987,  Borrower,  as owner of the
Systems, and H. Belisle, as manager, entered into that certain management agreement ("Management Agreement"). In connection with the Loan, H. Belisle, Borrower and Phoenix Leasing Incorporated entered into that certain subordination agreement re management fees dated December 2, 1987 ("Subordination Agreement"), which Subordination Agreement provided, in part, that H. Belisle subordinate all monies owing from Borrower to H. Belisle in respect to management fees to all indebtedness owing from Borrower to Phoenix
Leasing Incorporated. Thereafter, BCI also entered into a management agreement with the Borrower.

                K. On or about December 2, 1987, Phoenix Leasing Incorporated, Borrower, and Quality CATV, Inc., Sheridan C.A.T.V. Limited Partnership, Darlington Limited Partnership, Mid-Indiana Limited Partnership, Central Indiana Limited Partnership, and Rural Cable of Indiana, Ltd. (collectively referred to as "Sellers") entered into that certain subordination agreement ("Seller Subordination Agreement"),


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which Seller Subordination Agreement provided, inter alia, that all amounts owed by Borrower to the Sellers of the Systems pursuant to the terms of a $600,000 promissory note executed by Borrower in favor of Sellers ("Sellers Note") would be subordinated to all amounts owed by Borrower to Phoenix Leasing Incorporated. That subsequent to December 2, 1987, Borrower, H. Belisle and B. Belisle believe, to the best of their knowledge, the Sellers transferred all of their right, title and interest in the Sellers Note and all documents executed in connection therewith to various individuals and entities, more specifically
described   in  Exhibit  X  attached   hereto  and   incorporated   herein  (the
"Noteholders").

                L. That in June of 1988, Phoenix Leasing Incorporated, Borrower and B. Belisle entered into that certain collateral assignment ("Collateral Assignment"), which Collateral Assignment provided that $256,000 being paid to Borrower by Realsearch International, Ltd. would be paid by Borrower to Phoenix Leasing Incorporated and would be deposited by Phoenix Leasing Incorporated in a certificate of deposit, which certificate of deposit would secure repayment of the amounts owed to Phoenix Leasing Incorporated under the Loan by Borrower and/or B. Belisle pursuant to the terms of his Guarantee.

                M. That subsequent to the execution of the Note, Senior Loan Agreement, Security Agreement, Stock Pledge Agreement, Collateral Assignment of Note, Mortgage, Guarantees, Subordination Agreement, Seller Subordination Agreement, Collateral Assignment and all documents and instruments executed in connection therewith, all rights, obligations and duties thereunder were assigned by Phoenix Leasing Incorporated to Phoenix Leasing Cash Distribution Fund III and thereafter to Phoenix Concept. Phoenix Leasing Incorporated and Phoenix Leasing Cash Distribution Fund III are hereinafter collectively referred to as "Phoenix."

                N. Borrower, H. Belisle and B. Belisle are currently in default of the performance of their obligations to Phoenix Concept. By virtue of said defaults, Phoenix Concept has terminated making advances to Borrower under the Senior Loan Agreement and Note, accelerated the unpaid balance of all indebtedness owed by Borrower to Phoenix Concept, and declared all obligations and indebtedness of Borrower to Phoenix Concept to be immediately due, owing and payable. In addition, Phoenix Leasing Cash Distribution Fund III previously foreclosed on the certificate of deposit pledged to repay the Loan by Borrower and B. Belisle pursuant to the terms of Collateral Assignment.

                O. As of December 1, 1995, the unpaid principal balance owed under the Loan plus accrued and unpaid interest is $5,900,044.33, and other unpaid costs and expenses, including attorneys' fees and costs, all of which continue to accrue


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(which are individually and collectively referred to as the "Phoenix
Obligations").

                P. On or about December 14, 1994, Borrower, H. Belisle and B. Belisle filed a verified complaint for temporary restraining order and/or preliminary injunction and other relief in the United States District Court for the Western District of Pennsylvania, Civil Action No. 94-2128 (the "Federal Court Action"), seeking to, inter alia, enjoin Phoenix Leasing Incorporated from taking certain actions to foreclose on certain collateral which secured repayment of the Loan and the Guarantee executed by B. Belisle and H. Belisle.

                Q. On January 4, 1995, Phoenix Leasing Cash Distribution Fund III filed a verified complaint for money in the Superior Court of California, County of Marin against Borrower, H. Belisle and B. Belisle, Marin County Superior Court Case No. 162683 (the "Action") seeking to, inter alia, collect the outstanding amounts owed on the Loan.

                R. In August, 1995, an order was entered in the Action dismissing the complaint in response to a motion to quash service of summons filed by Borrower, H. Belisle and B. Belisle. In addition, in June of 1995, Phoenix Leasing Incorporated, Borrower, H. Belisle and B. Belisle entered into a stipulation in the Federal Court Action extending the time for Phoenix Leasing Incorporated to file a responsive pleading to and including October 13, 1995 in order to provide the parties with an opportunity to engage in settlement discussions. Thereafter, Phoenix Leasing Incorporated, Borrower, H. Belisle and
B. Belisle entered into a subsequent stipulation in which Phoenix Leasing Incorporated received a further extension of time to file a responsive pleading in the Federal Action to and including January 30, 1996.

                S. After a review of the options and alternatives, Borrower, H. Belisle and B. Belisle hereby request Phoenix Concept to accept transfer of the Collateral in full satisfaction of the Phoenix Obligations. BCI is the owner of certain real property located in Sheridan, Indiana upon which is located certain head end equipment of the Systems, more specifically described in Exhibit "AA" attached hereto and incorporated herein ("Sheridan Property"). In connection with the transfer of the collateral to Phoenix Concept, BCI is willing to sell and transfer ownership of the Sheridan Property to Phoenix Concept subject to the terms and conditions set forth below.

                T. Phoenix and Phoenix Concept are willing to agree to the transfer of the Collateral to Phoenix Concept in full satisfaction of the Phoenix Obligations, provided that Borrower, BCI, H. Belisle and B. Belisle, and each of them, enter into this Agreement and specifically acknowledge the defaults of Borrower to Phoenix Concept and Phoenix, and make certain


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representations,  warranties, waivers and agreements, and satisfy all conditions precedent to the effectiveness of this Agreement as provided for below.

                NOW, THEREFORE, in consideration of the above Recitals and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

                1. Recitals and Loan Documents. The Recitals are incorporated herein by this reference, as are all exhibits and schedules, and the parties agree that the information recited above is true and correct. The Note, Senior Loan Agreement, Security Agreement, Stock Pledge Agreement, Collateral Assignment of Note, Mortgage, Guarantees, Subordination Agreement, Seller Subordination Agreement, Collateral Assignment and any documents and instruments executed in connection therewith and/or related thereto shall be individually and collectively referred to as "Loan Documents." All terms not defined herein shall have the meanings given them in the Loan Documents.

                2. Acknowledgment. Subject to and as of the Closing Date, Borrower, H. Belisle and B. Belisle, and each of them, acknowledge that they are in default under the Loan Documents according to their terms and that all said amounts have been accelerated and are immediately due and payable in full. Borrower, H. Belisle and B. Belisle, and each of them, specifically acknowledge and confirm that they have no valid offset or defense to the obligations evidenced by the Loan Documents, nor do Borrower or H. Belisle or B. Belisle, or any of them, have any valid claim or claims against Phoenix and/or Phoenix Concept, and therefore Borrower, H. Belisle and B. Belisle, and each of them, acknowledge, admit and confirm that they do not have any legal right or theory on which to invoke or obtain legal or equitable relief, whether injunctive relief or otherwise, in order to abate, postpone or terminate enforcement by Phoenix and/or Phoenix Concept of the obligations under the Loan Documents and specifically waive and relinquish any such right to legal or equitable relief to cause any such abatement, postponement or termination of enforcement proceedings.

                3. Conditions Precedent. The "Closing Date" shall mean the date on which Phoenix Concept shall have received all of the following documents, agreements, certificates and other instruments, in a form satisfactory to Phoenix and Phoenix Concept in their sole and absolute discretion, opinion and judgment, or the following having occurred:



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                         A. The original  Bill of Sale (as defined in Section 4
below) in the form attached hereto as Exhibit "D" and incorporated herein, fully executed and acknowledged;

                         B. The  original  Assignment(s)  of  Cable  Television
Franchise ("Assignment(s) of Franchises") in the form attached hereto as Exhibit "E" and incorporated herein, fully executed and acknowledged;

                         C. The original  Assignment(s)  of Lease,  Easement and
Pole Attachment Agreements (collectively the "Assignment(s) of Lease") in the form attached hereto as Exhibit "F" and incorporated herein, fully executed and acknowledged;

                         D.  Applications  for  transfers  and/or  transfers  of
certificates of title, registrations and/or evidence of ownership pertaining to any vehicles owned by Borrower;

                         E. The original Warranty Deed ("Warranty Deed"), in the
form attached hereto as Exhibit "G" and incorporated herein, fully executed and acknowledged;

                         F.   The   original    Environmental    Agreement   and
Indemnification ("Environmental Indemnification"), in the form attached hereto as Exhibit "H" and incorporated herein, fully executed and acknowledged;

                         G. The original  Covenant Not to Compete (as defined in
Section 4 below), in the form attached hereto as Exhibit "I" and incorporated herein, fully executed and acknowledged;

                         H.  The  original  Subscriber  Report  and  Receivables
Certificate (as defined in Section 6 below), in the form attached hereto as Exhibit "J" and incorporated herein, fully executed and acknowledged;

                         I. Record ownership and title to the Sheridan  Property
shall be transferred from James and Janice Woodrum to Phoenix Concept, free and clear of all liens and encumbrances;

                         J. A resolution of Borrower and BCI evidencing approval
and authorization of the transactions contemplated hereunder and of the execution, delivery and performance of this Agreement, and each of the documents and instruments to be executed and/or delivered by Borrower or BCI, as the case may be;

                         K.  Evidence of the  completion of all  recordings  and
filings as may be necessary or, in the opinion of Phoenix, necessary to complete the transfer of all right, title and interest in the Collateral to Phoenix Concept;



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                         L.   Certificate(s)   of  good  standing  showing  that
Borrower and BCI are in good standing under the laws of the state of incorporation and/or formation and certificates indicating that Borrower and BCI have qualified to transact business;

                         M. ALTA Policies of Title Insurance and endorsements in
a form acceptable to Phoenix Concept, showing Phoenix Concept's interest in the Real Property and Sheridan Property, free and clear of liens and encumbrances, except as provided for in Exhibits "W and "Y" attached hereto and incorporated herein, to be obtained at the expense of Phoenix Concept; and

                         N. The favorable opinion of Buchanan Ingersoll, counsel
to Borrower, BCI, H. Belisle and B. Belisle, in form and substance satisfactory to Phoenix and Phoenix Concept, as to such matters as they reasonably request.

                         4.  Transfer  of  Collateral  in Full  Satisfaction  of
Phoenix Obligations.

                         A.  Subject  to  the  terms  and   conditions  of  this
Agreement and in partial consideration of the satisfaction of the Phoenix Obligations, upon the Closing Date, Borrower shall transfer to Phoenix Concept all right, title and interest in the Collateral in full satisfaction of the Phoenix Obligations. Borrower, H. Belisle and B. Belisle, and each of them, specifically acknowledge and agree that such transfer of the Collateral in full satisfaction of the Phoenix Obligations is a benefit to Borrower, H. Belisle and
B. Belisle, and each of them, and that Phoenix and Phoenix Concept are acting in good faith. Borrower shall execute and deliver to Phoenix Concept that certain bill of sale ("Bill of Sale"), Exhibit "D" hereto, which Bill of Sale provides, in part, that Borrower sells, transfers, assigns, conveys and delivers to Phoenix Concept all of its right, title and interest in the Collateral.

                         B.  Borrower,  H. Belisle and B.  Belisle,  and each of
them, hereby waive and renounce any right that they may have to notice of any proposals to transfer the Collateral in full satisfaction of the Phoenix Obligations, including, but not limited to, any notice required under Uniform Commercial Code section 9505 and/or any notice requirement under California, Indiana, or any other state law, and any notice requirement contained in the Loan Documents, including, but not limited to, the Security Agreement, and agree that any notice requirement shall be deemed to have occurred and been satisfied, fulfilled, terminated and waived by Borrower, H. Belisle and B. Belisle, and each of them. Borrower, H. Belisle and B. Belisle, and each of them, further waive and renounce any right they may have to object to such transfer of the Collateral to Phoenix Concept. Borrower, H. Belisle and B. Belisle, and each of them, further waive and renounce any and all rights they may have to redeem


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the Collateral.  Borrower,  H. Belisle and B. Belisle,  and each of them, hereby specifically agree and acknowledge that all such waivers are made after default.

                         C.  Borrower,  H. Belisle and B.  Belisle,  and each of
them, hereby acknowledge and agree that Borrower has, without duress, voluntarily and freely relinquished possession and control of the Collateral to Phoenix Concept. Borrower, H. Belisle and B. Belisle, and each of them, hereby consent and authorize Borrower to turn over possession of the Collateral to Phoenix Concept upon the Closing Date. Phoenix, Phoenix Concept and their agents and representatives shall be entitled, at all times and upon notice to Borrower before the Closing Date, to visit and inspect the Collateral and to conduct such tests and examinations as Phoenix and Phoenix Concept may wish, including, but not limited to, an audit, at Phoenix Concept's expense, of the books and records of Borrower.

                         D.  Borrower,  H. Belisle and B.  Belisle,  and each of
them, acknowledge and agree that Phoenix Concept has a legal right to accept transfer of the Collateral and that such transfer shall remain, validly perfected, proper in all respects and in full force and effect.

                         E.  Borrower,  H. Belisle and B.  Belisle,  and each of
them, agree not to object to the transfer of the Collateral to Phoenix Concept nor to invoke or obtain legal or equitable relief, whether injunctive relief or otherwise, in order to abate, postpone or terminate such transfer. Borrower, H. Belisle and B. Belisle, and each of them, hereby relinquish any right they may have to prevent the transfer of the Collateral to Phoenix Concept, and acknowledge Phoenix Concept shall have an absolute right to accept transfer of the Collateral in consideration of the forgiveness of the Phoenix Obligations.

                         F.  Borrower,  H. Belisle and B.  Belisle,  and each of
them, specifically acknowledge and agree that the transfer of the Collateral to Phoenix Concept in full satisfaction of the Phoenix Obligations constitutes a full and complete transfer of all right, title and interest in and to the Collateral for fair and adequate consideration, in exchange for reasonably equivalent value and made in good faith, by and between Borrower, BCI, H. Belisle, B. Belisle, on the one hand, and Phoenix and Phoenix Concept, on the other hand.

                         G. The transfer of the  Collateral  to Phoenix  Concept
shall be immediate and absolute, and after the Closing Date neither Borrower nor BCI nor H. Belisle nor B. Belisle, or any of them, shall have (and none of them reserves) any right, title or interest of any kind whatsoever in or to the Collateral, including, without limitation, any legal, beneficial or equitable interest, all of which are negated on the Closing Date. Borrower, BCI, H. Belisle and B. Belisle, and each of


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them,  represent and warrant that the transfer of the Collateral is absolute and that Borrower, BCI, H. Belisle and B. Belisle do not have equitable or other liens on the Collateral and that the Bill of Sale, Assignment(s) of Franchises and Assignment(s) of Lease are not in any way to be construed as an equitable or other lien. Borrower, BCI, H. Belisle and B. Belisle, and each of them, hereby waive and release (to the maximum extent permitted by law) any and all equitable, legal, beneficial or other rights, titles or interests, if any, which Borrower, BCI, H. Belisle, or B. Belisle, or any of them, might have or otherwise have had after the Closing Date in connection with the Collateral.

                         H.  Borrower,  H. Belisle and B.  Belisle,  and each of
them, hereby represent and warrant that the value of the Collateral is substantially less than the total outstanding balance of the Phoenix Obligations and the Sellers Note. Borrower, H. Belisle, B. Belisle, Phoenix Concept and Phoenix further specifically and individually agree that the valuation of the Collateral has been fairly, justly and impartially established by appraisal and in open negotiations between the parties, without duress of any kind, and as a result of Borrower's voluntary offer to permit Phoenix Concept to strictly foreclose upon the Collateral in exchange for the forgiveness of the Phoenix Obligations, following the inability of Borrower, H. Belisle and B. Belisle and their agents and representatives to locate a willing and able buyer in the open market for the Collateral at a purchase price greater than or equal to the sum of the Phoenix Obligations and the Sellers Note.

                         I.  Subsequent  to the  Closing  Date,  Borrower  shall
cooperate with Phoenix Concept to assist Phoenix Concept in obtaining written consents, approvals, notifications, assignments and other documents and agreements from various persons or entities with respect to (i) franchises, substantially in the form of Exhibit "L" attached hereto and incorporated herein (the "Franchise Consents"), and (ii) written consents in substantially the form of Exhibit "M" attached hereto and incorporated herein, necessary for the operation of the Systems, approvals and authorizations from the Federal Communications Commission and agreements for the use of head-end sites and public utility and municipal facilities, including, without limitation, all necessary leases, pole attachment contracts, railroad crossing permits, easements and use permits (the "Other Consents"). Borrower shall not incur any expense in obtaining the Franchise Consents and the Other Consents, but shall cooperate with Phoenix Concept in order to obtain the Franchise Consents and the Other Consents.

                         J. Borrower,  BCI, H. Belisle and B. Belisle,  and each
of them, hereby represent and warrant to Phoenix and Phoenix Concept, and Phoenix and Phoenix Concept are relying thereon, that all of Borrower's debts, obligations and liabilities, including, but not limited to, all wages, salaries, bonuses, overtime pay, vacation pay, holiday pay, payroll taxes,

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employment  fees,   employment  contracts,   pension  plan  benefits,   deferred
compensation plan benefits, hospitalization benefits, life benefits, disability benefits, health insurance plans benefits or other employee benefits (except as to Phoenix and/or Phoenix Concept) are set forth on Exhibit "N" attached hereto and incorporated herein. Borrower agrees to pay in the normal course of business all of the debts, obligations and liabilities listed on Exhibit "O" which are due and owing up to the Closing Date. Borrower, H. Belisle and B. Belisle hereby agree to indemnify, defend and hold Phoenix and Phoenix Concept harmless from and against any and all suits, claims, liabilities, losses, damages and costs, including attorneys' fees, interest and penalties, incurred by Phoenix and/or Phoenix Concept as a result of or in connection with any liability for any amount of such debts, obligations and liabilities (i) which are not paid by Borrower as provided for on Exhibit "O"; and/or (ii) which are not disclosed on Exhibit "N" attached hereto and incorporated herein.

                         K.   Except  for  those   liabilities   expressly   and
specifically set forth in Exhibit "Z" attached hereto and incorporated herein, neither Phoenix nor Phoenix Concept directly or indirectly assume any liability or responsibility for the performance, payment, discharge or other resolution of any liability, obligation, indebtedness, litigation, action, proceeding, contract, lien, security interest, encumbrance, claim or other problem or matter which has been created or assumed by Borrower, or which Borrower is involved in including, but not limited to, any wages, salaries or overtime pay, bonuses, vacation pay or holiday pay, payroll taxes, employment fees, employment contracts (or the retention or employment of any of Borrower's employees) and other benefits owing from Borrower, including, but not limited to, pension plans, deferred compensation plans, hospitalization, life, disability, health insurance plan or other employee benefit plan. With respect to the liabilities set forth in Exhibit "Z" attached hereto and incorporated herein, Phoenix Concept agrees to pay in the ordinary course of its business the liabilities set forth therein ("Paid Liabilities") and no others. Phoenix and Phoenix Concept hereby agree to indemnify, defend and hold H. Belisle and B. Belisle harmless from and against any and all suits, claims, liabilities, losses, damages and costs, including attorneys' fees, interest and penalties, incurred by H. Belisle and/or B. Belisle as a result of any failure of Phoenix and/or Phoenix Concept to pay the Paid Liabilities in the manner set forth in this Section 4K.

                         L. In the  event  the  Closing  Date  does not occur by
February 9, 1996, then this Agreement shall terminate and be without force and effect, and Phoenix Concept reserves (and continues to have) all of its rights, remedies and recourse, including, but not limited to, rights, remedies and recourse against Borrower, H. Belisle and B. Belisle, and each of them. In that event, Borrower, H. Belisle and B. Belisle, and each of them, shall remain liable and responsible on all of their liabilities and obligations to Phoenix Concept. In the event this Agreement is set aside for any reason whatsoever and/or Phoenix Concept is required to return or restore any of the Collateral transferred to Phoenix Concept, or any portion thereof, then (i) all liabilities, obligations and indebtedness under the Loan Documents shall automatically be revived, reinstated and restored and shall exist as though such payments had never been made to Phoenix and/or the transfer of the Collateral in satisfaction of Phoenix Obligations never occurred; and (ii) all payments made by Phoenix Concept and/or Phoenix to Borrower, H. Belisle and B. Belisle hereunder, or any of them, shall forthwith be refunded and paid to Phoenix and/or Phoenix Concept.

                         M.  Borrower,  H. Belisle and B.  Belisle,  and each of
them, acknowledge and agree that:

                         (1) As a consequence  of the transfer of the Collateral
in full satisfaction of the Phoenix Obligations described in this Agreement, Phoenix and/or Phoenix Concept must file a Form 1099, Acquisition or Abandonment of Secured Property, with the Internal Revenue Service which (among other things) may require Phoenix to state the actual fair market value of the Collateral as agreed to and to report any forgiveness of debt to Borrower;

                         (2) The transfer of the Collateral in full satisfaction
of the Phoenix Obligations is a compromise by Phoenix and Phoenix Concept which, among other things, considers the fact that Phoenix and Phoenix Concept was entitled to be paid under the Loan Documents in cash, without Phoenix and Phoenix Concept having to incur the significant carrying costs and risks associated with the Collateral; and

                         (3) Each party  accepts the risks  associated  with the
valuation of Borrower's  assets and the Collateral and Borrower,  H. Belisle and
B. Belisle, and each of them, shall have no right to any proceeds from any sale made by Phoenix Concept of the assets of Borrower and/or the Collateral.

                         N.  Borrower,  H. Belisle and B.  Belisle,  and each of
them, confirm, acknowledge and agree that all of Borrower's right, title and interest in and to the Collateral owned by Borrower upon the Closing Date is being transferred to Phoenix Concept and that Borrower holds no right, title or interest in the Collateral. Should any party discover subsequent to the Closing Date that any property of Borrower was not included in the Collateral transferred to Phoenix Concept, Borrower, BCI, H. Belisle and B. Belisle, and each of them, hereby confirm, acknowledge and agree that they will immediately take such action and execute such documents and instruments deemed necessary or advisable by Phoenix and/or Phoenix Concept, in their sole and absolute discretion, opinion and judgment, to transfer title to such omitted Collateral. BCI, Borrower, H. Belisle and B. Belisle, and each of them, acknowledge and agree that they will indemnify and hold Phoenix and Phoenix Concept harmless from any costs and expenses incurred by Phoenix and Phoenix Concept including, but not limited to, attorneys' fees, in the event that it is necessary for Phoenix Concept and/or Phoenix to take additional steps to obtain title to such omitted Collateral.

                         O. As partial  consideration  for the  transfer  of the
Collateral in full satisfaction of the Phoenix Obligations, Borrower, BCI, H. Belisle and B. Belisle, and each of them, upon the Closing Date, shall execute and deliver that certain Covenant Not to Compete, in the form of Exhibit "I" attached hereto and incorporated herein ("Covenant"), which Covenant is given as partial consideration for the transfer of the Collateral to Phoenix Concept in full satisfaction of the Phoenix Obligations.

                         P. Until the Closing  Date,  Borrower,  BCI, H. Belisle
and B. Belisle shall continue to operate the Systems and maintain the assets of the Borrower diligently and in the same manner as Borrower, BCI, H. Belisle and
B. Belisle have been operating the Systems and shall not destroy, tamper with, modify or make unavailable any books and records relating to the operations of the Systems. Borrower, BCI and H. Belisle hereby agree to terminate the Management Agreement and any amendments, modifications, renewals or replacements thereof, and any other management agreements, as of the Closing Date. Neither Phoenix Concept nor Phoenix shall have any liability or responsibility of any kind or nature for the performance, payment, discharge of the Management Agreement or any other management agreements after the Closing Date.

                         Q. On or after the Closing Date,  Phoenix Concept shall
operate the Systems in any manner it chooses in its sole and absolute discretion, opinion and judgment and neither Borrower nor BCI nor H. Belisle nor
B. Belisle shall have any right to participate in the operation and/or management of the Systems.

                         R. On the Closing Date,  Borrower,  BCI, H. Belisle and
B. Belisle, and each of them, shall deliver to Phoenix Concept all assets of the Borrower, all books, records and other data in Borrower's or BCI's or H. Belisle's or B. Belisle's possession relating to the Collateral, including, but not limited to, all cash, monies in any bank, deposit, payroll and checking accounts, customer lists, suppliers, cost sheets, employee lists, copy of payroll records and accounting records, plans, strand maps, house counts, maintenance records, market studies, copies of insurance policies, copies of any and all correspondence, reports, memoranda, modifications and/or amendments by and among Borrower, BCI, H. Belisle, B. Belisle and any telephone and/or utility company franchising authority, the Federal Communications Commission ("FCC") or any other governmental instrumentality and other documents reasonably requested by Phoenix Concept.

                         S. On or  before  ten  days  after  the  Closing  Date,
Phoenix Leasing Incorporated, Borrower, B. Belisle and H. Belisle shall enter into a stipulation in the form attached hereto as Exhibit "P" (the "Stipulation") which shall provide that the Federal Action shall be dismissed with prejudice and that all parties thereto shall bear their own attorneys' fees and costs in connection with the prosecution and defense of the Federal Action. Within ten days after the Stipulation has been executed, the Borrower, H. Belisle and B. Belisle shall file a motion with the District Court in the Federal Action, at their own expense, to obtain an order approving of the Stipulation.

                         T. On (i) 180 days from the Closing  Date;  or (ii) ten
days after Phoenix Concept's receipt of all of the executed Franchise Consents, whichever first occurs, Phoenix shall pay to H. Belisle and B. Belisle the total sum of $200,000 in consideration for the releases and the Covenant provided by them hereunder.

                         U. On or  before  ten  days  after  the  Closing  Date,
Phoenix Concept shall (1) cancel and mark the Note "Paid in Full" and (2) return to H. Belisle and B. Belisle their original Guarantees.

                         V.  Subsequent  to  the  Closing  Date,  but  prior  to
February 15, 1996, Borrower shall deliver to Phoenix Concept the fully executed Discounted Payoff Agreement substantially in the form attached hereto as Exhibit "K" and incorporated herein and satisfactory to Phoenix Concept in its sole and absolute discretion, opinion judgment (the "Discounted Payoff Agreement"). Upon the Noteholders timely and punctual performance of all terms, conditions and acts required to be performed as set forth in the Discounted Payoff Agreement, Phoenix Concept shall pay to Borrower the total sum of $100,000, in addition to the $200,000 to be paid to H. Belisle and B. Belisle as provided for in Section 4T above, in consideration for Borrower's negotiation of the discounted payoff of the Sellers Note provided for in the Discounted Payoff Agreement. In the event the Noteholders do not timely and punctually perform all terms, conditions and acts set forth in the Discounted Payoff Agreement and are in breach thereof and/or do not execute the Discounted Payoff Agreement, then Phoenix Concept shall have no obligation whatsoever to pay to Borrower the $100,000 provided for in this Section 4.

                         V. On the Closing Date,  Phoenix  Concept shall acquire
record title and ownership of the Sheridan Real Property, free and clear of all liens and encumbrances.

                5.       Costs and Expenses.

                Borrower, BCI, H. Belisle, B. Belisle, Phoenix Concept and Phoenix shall each bear their own attorneys fees, costs and expenses arising out of the negotiation, execution, delivery and performance of this Agreement, the dismissal of the Action and/or the Federal Action, and the consummation of the transactions contemplated hereby.

                6.       Security Deposits and Subscribers.

                         A. Borrower,  BCI, H. Belisle and B. Belisle,  and each
of them, represent and warrant that as of December 1, 1995, the total deposits for cable equipment and credit balances due and owing to Borrower's subscribers are $ 4,325.00 ("Security Deposits"). Borrower, BCI, H. Belisle and B. Belisle, and each of them, represent and warrant that prior to the Closing Date, they shall not make any disbursements of the Security Deposits, except for legitimate refunds made by Borrower to Borrower's subscribers under binding written contracts between the parties.

                         B. Borrower shall execute, acknowledge and deliver that
certain subscriber report and receivables certificate which shall set forth the total number of subscribers of the Borrower and receivables owed to the Borrower as of the Closing Date ("Subscriber Report and Receivables Certificate"), in the form of Exhibit "J", attached hereto and incorporated herein.

                         C. Borrower,  BCI, H. Belisle and B. Belisle,  and each
of them, represent and warrant that Borrower possesses - 0 - FCC licenses or registrations and no other FCC licenses or registrations.

                7. Borrower's, BCI's, H. Belisle's and B. Belisle's Representations and Warranties. Except as specifically and expressly set forth in Exhibit "Q" attached hereto and incorporated herein, Borrower, BCI, H. Belisle and B. Belisle, and each of them, represent and warrant to Phoenix and Phoenix Concept as of the Closing Date, and Phoenix and Phoenix Concept are relying thereon, as follows:

                         A.  Phoenix  Concept  has a  first-priority,  perfected
security interest in the Collateral by virtue of the Loan Documents;

                         B. The security  interest in the  Collateral  is valid,
binding and enforceable, in accordance with the terms of the Loan Documents.

                         C. The Collateral  has not been pledged,  hypothecated,
encumbered or conveyed, except as to Phoenix Concept pursuant to the Loan Documents and is owned by Borrower, free and clear of all security interests, claims, liens

(voluntary or involuntary), encumbrances, judgment liens, leases and rights of others except as to Phoenix Concept. Borrower, H. Belisle and B. Belisle, and each of them, further represent and warrant that Borrower has the full right, power and authority to transfer and deliver to Phoenix Concept, in accordance with this Agreement, the Collateral free and clear of all liens, charges, claims, equities, restrictions, encumbrances, preemptive and other similar rights and that the transfer of the Collateral does not constitute a breach or a violation of, or default under, any will, deed of trust, agreement or other instrument by which they are bound.

                         D. The execution and carrying out of the  provisions of
this Agreement and compliance with the provisions will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Borrower pursuant to its articles of incorporation, bylaws, or any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower is a party or by which it is bound or affected;

                         E.  Attached  hereto  and  incorporated  herein by this
reference as though set forth in full as Exhibit "R" are statement of income and retained earnings of the Borrower for the period ending October 31, 1995 and a balance sheet of the Borrower the period ending October 31, 1995 (collectively referred to as "Financial Statements") which have been prepared by Borrower and present fairly and accurately the financial condition and results of the operation of the Borrower.

                         F.  Attached  hereto as  Exhibit  "S" and  incorporated
herein by this reference is a true and complete list, as of the date hereof, showing the names of all persons who are entitled to receive compensation from the Borrower for the period ending October 31, 1995; the name of each bank in which the Borrower has an account or safe deposit box, and the names of all persons authorized to draw thereon or to have access thereto and the names of all persons, if any, holding tax or other powers of attorney from the Borrower and a summary of the terms thereof.

                         G. Except as to the extent reflected or reserved in the
Financial Statements attached hereto as Exhibit "R", the Borrower, as of the date of the Financial Statements, had no liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, known or unknown, including without limitation, tax liabilities due or to become due, and incurred in respect of or measured by the Borrower's income for any period up to such date, arising out of transactions entered into, or any state of facts existing prior thereto and/or personal property taxes and assessments owed to any state and county taxing authority.

                         H.     Since October 31, 1995, the Borrower has not:

                               (i)  Incurred  any   obligation   or   liability,
                  absolute or contingent, known or unknown, except current liabilities incurred in the ordinary course of business;

                               (ii) Discharged or satisfied any lien or encumbrance, or paid any obligation or liability, absolute or contingent, other than current liabilities shown on the Financial Statements, and current liabilities incurred since such date in the ordinary course of business;

                               (iii) Declared or paid any dividends, made any payment or distribution of any kind to shareholders, or purchased or redeemed or otherwise acquired any shares of capital stock;

                               (iv) Mortgaged, pledged, or subjected to lien, charge or other encumbrance, any of its assets, tangible or intangible;

                               (v) Sold or transferred any of its tangible assets, or canceled any debts or claims, except in the ordinary course of business;

                               (vi) Engaged in any  transactions  affecting  its
                  business or properties not in the ordinary course of business, or suffered any extraordinary losses or waived any rights of substantial value;

                               (vii) Made or authorized any change in its outstanding stock, or in its articles of incorporation or bylaws;

                               (viii) Granted or agreed to grant any increase in
                  compensation to, or paid or agreed to pay any bonus to, or made any similar arrangement with any of its directors, officers, employees, or agents;

                               (ix) Suffered any damage, destruction, or loss (whether or not covered by insurance) materially and adversely affecting its properties or business; or

                               (x) Experienced  any labor trouble,  or any event
                  or condition of any character, materially and adversely affecting its business or properties.

                           I.       Since October 31, 1995, there have been no
material changes in the assets, liabilities, business, or condition of the Borrower other than changes in the ordinary course of business, which changes have not adversely affected its business, properties, prospects, or condition.

                           J.      Except in each case as listed in Exhibit "T",
attached hereto and incorporated herein by this reference, the Borrower is not a party to any written or oral:

                               (i) Contract for the employment of any officer or
                  individual employee;

                               (ii) Contract with any labor union;

                               (iii) Contract for the purchase of materials, supplies, services, machinery, or equipment involving payment by the Borrower of more than $1,000.00 in each case, or more than $5,000.00 in the aggregate;

                               (iv) Contract continuing over a period of more than one year from the date hereof;

                               (v) Contract not  terminable on thirty (30) days'
                  notice or less without liability on the part of the Borrower;

                               (vi) Distributor, sales agency, or advertising contract, or contract for the sale of its products or services;

                               (vii) Lease;

                               (viii) Contract with any subcontractor;

                               (ix) Bonus, pension, profit-sharing,  retirement,
                  stock purchase, stock option, hospitalization, insurance, or similar plan or practice, formal or informal, in effect with respect to its employees or others; or

                               (x) Contract  not made in the ordinary  course of
                  business.

                           K. Except as set forth in the  Recitals  hereto,  the
Borrower has performed all obligations required to be performed by it to date, and is not in default under any contract, agreement, lease, commitment, indenture, mortgage, deed of trust, or other document to which it is a party.

                           L.  Borrower  has  filed  all  federal  and state tax
returns which are required to be filed, and has paid all taxes which have become due pursuant to such returns or pursuant to any assessment received by Borrower. The amounts set up as a provision for taxes on the Financial Statements are sufficient for the payment of all accrued and unpaid federal, state, county, and local taxes of Borrower for the period ending on said date, and for all fiscal years prior thereto. Borrower acknowledges that Phoenix and/or Phoenix Concept do not have any knowledge of any tax deficiency proposed or threatened against the Borrower.

                           M.  Borrower  is  not a  party  to  any  contract  or
agreement, or subject to any charter or other corporate restriction, which materially and adversely affects its business, property, assets, operations, or conditions, financial or otherwise, and Borrower is not a party to any contract or agreement for the sale, transfer, assignment, or other disposition of the Collateral, any of the assets of Borrower and/or any of the Systems.

                           N. Borrower has complied with, and is complying with,
all applicable laws, orders, rules, and regulations promulgated by any federal, state, municipal, or other governmental authority relating to the operation and conduct of the property and business of Borrower, and there are no material violations of any such law, order, rule, or regulation existing or threatened. Borrower has not received any notices of violation of any applicable zoning regulation or order, or other law, order, regulation, or requirement relating to the operation of its business or to its properties. Borrower, BCI, H. Belisle and B. Belisle, and each of them, represent and warrant that they have conducted an appropriate inquiry into previous uses and ownership of the Systems, the property underlying the Systems and the Collateral, and after such inquiry, have determined that, except as otherwise disclosed to Phoenix Concept in writing, the Collateral or the property underlying the Systems has never been used by Borrower, BCI, H. Belisle and B. Belisle and/or previous owners and/or operators in the disposal of or to refine, generate, manufacture, produce, store, handle, treat, transfer, release, process or transport any hazardous substance, except in compliance with all applicable state and federal environmental laws, and further represent and warrant that Borrower, BCI, H. Belisle and B. Belisle have never received a summons, citation, notice, directive, letter or other communication, written or oral, from the Environmental Protection Agency or other federal, state, or local governmental agency or instrumentality concerning any action or omission by Borrower, BCI, H. Belisle or B. Belisle, or any of them, resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping or otherwise disposing of hazardous substances in connection with the Collateral, the Systems, or the property underlying the Systems or the environment resulting in damages thereto or to fish, shellfish, wildlife, biota or other natural resources.

                           O. Borrower has good and  sufficient  title in and to
all of the assets listed on the Financial Statements or acquired by it after such date, other than inventories sold or otherwise disposed of in the ordinary course of business subsequent to such date; and such assets are in each case free and clear of all mortgages, liens, charges, encumbrances, equities, pledges, conditional sales agreements, or claims of any nature whatsoever, except as stated in the Financial Statements.

                           P.  The  assets  of  Borrower  are in good  operating
condition and repair, and conform with all applicable ordinances, regulations, zoning, and other laws.

                           Q. All accounts receivable reflected in the Financial
Statements are current and collectible, except to the extent of the reservation for bad debts included therein, and to the extent that they have been collected since the date of the Financial Statements. All accounts receivable arising since the date of the Financial Statements, to the extent remaining unpaid as of the date hereof, are current and collectible.

                           R. No  representation  or warranty  contained herein,
and no statement made in any certificate or schedule furnished in connection with or attached to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make any such representation, warranty, or statement not misleading to a prospective purchaser of all of the capital stock of Borrower.

                           S.  Borrower  and BCI are Delaware  corporations,  in
good standing and duly organized and existing under the laws of the State of Delaware. Each person executing this Agreement and the documents and instruments executed in connection with this Agreement in a representative capacity has been duly authorized to execute said documents and instruments by all appropriate action and is empowered to do so;

                           T. Borrower, BCI, H. Belisle and B. Belisle, and each
of them, agree that they will not (i) take any action which would interfere with the performance of this Agreement or the documents and instruments executed in connection with this Agreement by any of the parties hereto, (ii) take any action which would interfere with the efforts of Phoenix Concept to operate, use or manage the Systems in any way Phoenix Concept sees fit, or (iii) take any action to exercise rights, titles and interests of Phoenix Concept, which would adversely affect any of the rights provided for herein;

                           U. This  Agreement and the documents and  instruments
executed in connection with this Agreement constitute legal, valid and binding obligations of Borrower, BCI and H. Belisle and B. Belisle, and each of them, as the case may be, to Phoenix Concept and Phoenix;

                           V. All actions,  suits or proceedings  pending, or to
the knowledge of Borrower, BCI, H. Belisle or B. Belisle, or any of them, after due inquiry and investigation, threatened or affecting Borrower, BCI, H. Belisle or B. Belisle, or any of them, are described in the litigation list ("Litigation List") attached hereto as Exhibit "U" and incorporated herein. There are no actions, suits or proceedings pending, or to the knowledge of Borrower, BCI, H. Belisle or B. Belisle, or any of them, after due inquiry and investigation, threatened against them or affecting Borrower, BCI, H. Belisle or B. Belisle, or actions, suits or proceedings involving the validity or enforceability of this Agreement, the documents and instruments executed in connection with this Agreement or any of the Loan Documents or the priority of the liens thereof, at law or in equity, or before or by any governmental agency;

                           W. Borrower, BCI, H. Belisle or B. Belisle, or any of
them, are not aware, after due inquiry and investigation, of any matter, defect or problem existing with respect to the condition of the Systems, the Collateral which has not been disclosed in writing to Phoenix Concept prior to the Closing Date;

                           X. Borrower, BCI, H. Belisle and B. Belisle, and each
of them, have consulted their independent tax advisors, counsel and/or accountants to advise them with respect to the tax consequences of the transfer of the Collateral to Phoenix Concept in full satisfaction of the Phoenix Obligations and each is aware of such tax consequences. Neither Phoenix nor Phoenix Concept shall have any responsibility or liability to Borrower, BCI, H. Belisle or B. Belisle, or any of them, for the tax consequences to Borrower, BCI, H. Belisle or B. Belisle, or any of them, which may result from the effects of consummation of this Agreement or the timing thereof, and neither Phoenix, Phoenix Concept nor any officer, employee, attorney or agent of Phoenix or Phoenix Concept has made any representation or warranty of any kind whatsoever or provided any advice to Borrower, BCI, H. Belisle or B. Belisle, or any of them, with respect to the tax consequences, if any, to Borrower, BCI, H. Belisle or B. Belisle, or any of them;

                           Y.  Borrower,  H.  Belisle or B.  Belisle,  or any of
them, has not made or suffered any transfer which constitutes a fraudulent or otherwise voidable transfer under Section 548 or any other provision of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended from time to time (the "Bankruptcy Code") or under any other applicable law. Borrower, H. Belisle or B. Belisle, or any of them, have not made an assignment for the benefit of creditors, or suffered or applied for, or consented to the appointment of, any receiver, custodian or trustee for any of their property;

                           Z.  Phoenix  Concept  may  sell  any  or  all  of the
Collateral in any manner that it wishes without any notice to, or consent from, Borrower, BCI, H. Belisle or B. Belisle, or any of them;

                           AA.  Borrower  owns the entire fee interest in and to
the Real Property, subject to no (1) purchase option, (2) lease or equitable estate or ownership interest, (3) right to purchase or possession of any other person or entity, or (4) other lien, claim, or encumbrance, except for those lien claims or encumbrances set forth in Exhibit "W" attached hereto and incorporated herein. Borrower owns only the real property described in Exhibit "C" and no other real property. BCI owns the entire fee interest in and to the Sheridan Property, subject to no (1) purchase option, (2) lease or equitable estate or ownership interest, (3) right to purchase or possession of any other person or entity, or (4) other lien, claim, or encumbrance, except for those lien claims or encumbrances set forth in Exhibit "Y" attached hereto and incorporated herein.

                           BB. Borrower has an enforceable  leasehold  interest,
as lessee, in all of the Leases subject to the terms and conditions reflected in each individual Lease. There are no rights or powers in any entity or person which would terminate Borrower's leasehold interests and each said Lease is in full force and effect;

                           CC. Borrower,  BCI, H. Belisle or B. Belisle,  or any
of them, have not filed any voluntary petition or have sought any other relief under the Bankruptcy Code, or under any other state or federal law granting relief to debtors. No involuntary petition has been filed against Borrower, BCI,
H. Belisle or B. Belisle, or any of them, by any person or entity under any provision of the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy or reorganization or other relief for debtors;

                           DD.  Neither  Borrower  nor BCI nor H. Belisle nor B.
Belisle is a "foreign person" and Borrower, BCI, H. Belisle and B. Belisle are each a "United States Person" as such term is defined in Section 7701(a)(30) of the Internal Revenue Code, as amended (Title 26 of the United States Code);

                           EE. Attached  hereto as Exhibit "V" and  incorporated
herein by this reference is a true and complete list of all of the personal and real property assets of the Borrower;

                           FF.  Borrower  shall pay or will pay in full,  to the
extent received by Borrower, all charges, bills and invoices for utilities, labor, goods, materials and services of any kind relating to the Systems for the period prior to the Closing Date as described in Exhibit "O" attached hereto;

                           GG. There are, and as of the Closing Date, there will
be, no pending or contemplated actions, suits, arbitrations, claims or proceedings, at law or in equity, affecting all or any portion of the Systems, Collateral and/or Stock. Borrower, BCI, H. Belisle and B. Belisle, or any of them, do not know, after due inquiry and investigation, of the existence of any threatened or contemplated actions, claims or proceedings or of the existence of any facts which might give rise to such actions, claims or proceedings;

                           HH. Borrower,  BCI, H. Belisle and/or B. Belisle, and
each of them, have no knowledge of, after due inquiry and investigation, and have not received notice to the contrary, of any plan, study or effort which in any way would materially affect the use of the Systems, or any portion thereof, for its present uses or any intended public improvements which will result in any charge being levied against or any lien assessed upon the Systems;

                           II.  No  notices  of   violations   of   governmental
regulations relating to the Systems and/or Collateral have been issued to or entered against any Borrower or received by Borrower, BCI, H. Belisle or B. Belisle, or any of them, and, to the best of their knowledge, after due inquiry and investigation, no such violations exist. The present use and operation of the Systems are authorized by and in compliance with all governmental regulations. The improvements located at the Real Property and the real property subject to the Leases are permitted, conforming structures under applicable zoning and building laws and ordinances and the present uses thereof are permitted, conforming uses under applicable zoning and building laws and ordinances.

                           JJ. All licenses, approvals, permits and certificates
from the authorities or private parties necessary for the operation of the Systems are possessed by Borrower.

                           KK. Borrower,  BCI, H. Belisle and/or B. Belisle, and
each of them, have no knowledge, after due inquiry and investigation, and have not received any notice that any taxes or that any special assessments or charges have been levied against the Systems and/or Real Property or will result from work, activities or improvements done to the Real Property by Borrower, H. Belisle and/or B. Belisle, or any of them.

                           LL. Except as set forth in this Agreement, there will
be no change in the ownership, operation or control of the Systems and Collateral from the date hereof until the Closing Date;

                           MM. To the best of  Borrower's,  BCI's,  H. Belisle's
and B. Belisle's knowledge, after due inquiry and investigation, there are no physical or mechanical defects or deficiencies in the condition of the Systems and Collateral or any part thereof;

                           NN. To the best of  Borrower's,  BCI's,  H. Belisle's
and B. Belisle's knowledge, after due inquiry and investigation, there are no defects which will impair the present use and operation of the Systems, or any portion thereof. To the best of Borrower's, BCI's, H. Belisle's and B. Belisle's knowledge, after due inquiry investigation, the soil condition of the Real Property is such that they will support all the improvements located thereon for their foreseeable life without the need for unusual or new subsurface excavations, fill, footings, or other installations;

                           OO.  Borrower,  BCI, H. Belisle and B.  Belisle,  and
each of them, have not received any notices from any insurance company of any defects or inadequacies in the Systems; and

                           PP. Borrower,  BCI, H. Belisle and B. Belisle, or any
of them, have not entered into any contracts for the sale of the Systems, the Stock and/or Collateral or any portion thereof or interest therein, nor do there exist any rights of first refusal, options to purchase or offers by Borrower to sell the Systems, the Stock and/or Collateral or any portion thereof.

                  All representations, warranties and covenants of the Borrower,
H. Belisle and B. Belisle shall survive the execution of this Agreement and the consummation of the transfers provided for hereunder.

                  8. Phoenix's and Phoenix Concept's Representations and Warranties. Phoenix and Phoenix Concept represent and warrant to Borrower, BCI,
H. Belisle and B. Belisle on the Closing Date, and they are relying thereon, as follows:

                           A. Phoenix Leasing Incorporated is a corporation duly
organized, validly existing and in good standing under the laws of the State of California and Phoenix Concept is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby; and

                           B. Phoenix  Concept  alone is the owner and holder of
the Loan Documents free and clear of all liens and Phoenix Concept's execution of this Agreement does not require the authorization, consent, approval, order or license of any third party.

                  9. Covenants. In addition to any other covenants given by Borrower, BCI, H. Belisle and B. Belisle, or any of them, Borrower, BCI, H. Belisle and B. Belisle, and each of them, will:

                           A.  Execute  any  and all  documents  as  Phoenix  or
Phoenix Concept may request in connection with this Agreement;

                           B.  Cooperate  fully  with and  assist  Phoenix  with
respect to the transfer of the Collateral to Phoenix Concept;

                           C. Deliver to Phoenix Concept all books,  records and
data and the operating systems and software necessary to maintain and retrieve the books, records and data relating to the Collateral, including, but not limited to the Systems; and

                           D.  On  or  before  the  Closing  Date,  deliver  the
Collateral and all assets of Borrower to Phoenix Concept.

                  10. No Joint Venture, Management and Control. Notwithstanding any provision of this Agreement, any documents or instruments executed in connection with this Agreement and/or the Loan Documents:

                           A.  Prior  to the  Closing  Date of  this  Agreement,
Phoenix or Phoenix Concept has not and shall not be construed to have been a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrower, BCI, H. Belisle or B. Belisle, or any of them, or any other persons or entities;

                           B.  Prior  to the  Closing  Date of  this  Agreement,
Phoenix or Phoenix Concept shall not be deemed responsible to perform nor participate in any acts, omissions or decisions of Borrower, BCI, H. Belisle or
B. Belisle, or any of them; and

                           C. Borrower, BCI, H. Belisle and B. Belisle, and each
of them, do not have any claims, causes of action or defenses to their respective obligations to Phoenix and/or Phoenix Concept based on any allegations of management or control exercised by Phoenix and Phoenix Concept. Borrower, BCI, H. Belisle and B. Belisle, and each of them, acknowledge and agree that Phoenix and Phoenix Concept do not manage or control them in any way.

                  11.      Release of Phoenix and Phoenix Concept.

                           A.  Excepting  only the  obligations  imposed by this
Agreement, Borrower, BCI, H. Belisle and B. Belisle, and each of them, do hereby forever, finally, fully, unconditionally and completely indemnify, release, relieve, acquit, remise, discharge, and hold harmless Phoenix Concept and Phoenix and their subsidiaries, parents, holding companies, partners, affiliates, successors, predecessors and assigns, and past and present employees, officers, directors, agents, representatives, attorneys, accountants, and shareholders, and each of them, each in their individual and representative capacities, from those certain claims, debts, liabilities, demands, obligations, promises, acts, agreements, liens, losses, costs and expenses (including, without limitation, attorneys' fees), damages, injuries, suits, actions and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, at law or in equity based on, arising out of or pertaining to, any such matters, facts, cases, events or things alleged or set forth in Recitals A through R, inclusive, set forth above; the origination and/or administration and/or servicing and/or enforcement of the Loan Documents; all breaches or defaults under the Loan Documents; management fees and/or monies owed by Borrower to H. Belisle and/or B. Belisle and/or BCI; the transfer of the Collateral to Phoenix Concept in full satisfaction of the Phoenix Obligations; and any claims arising under any provisions of the Bankruptcy Code, including, but not limited to, claims based upon or arising out of preferential transfers and/or fraudulent conveyances, or any part or portion thereof, all individually and collectively.

                           B. Borrower, BCI, H. Belisle and B. Belisle, and each
of them, acknowledge and agree that each has been informed by its attorneys and advisors of, and each is familiar with and hereby expressly waives, any and all rights under section 1542 of the California Civil Code, and any similar statute, code, law or regulation of any state of the United States, or of the United States, to the fullest extent that they may waive such rights and benefits.
Section 1542 provides:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                           C. Borrower, BCI, H. Belisle and B. Belisle, and each
of them, acknowledge that each is aware that he, she or it may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which each now knows or believes to be true, as to the matters released herein. Nevertheless, it is the intention of Borrower, BCI, H. Belisle and B. Belisle, and each of them, through this release, to fully, finally and forever release all such matters, and all claims related thereto, which do now exist, may exist or heretofore have existed. In furtherance of such intention, the releases herein given shall be and remain in effect as full and complete releases of such matters, notwithstanding the discovery or existence of any such additional or different claims or facts related thereto by Borrower, BCI, H. Belisle and B. Belisle, or any of them. In entering into this Agreement, Borrower, BCI, H. Belisle, and B. Belisle, and each of them, do not rely upon any statement, representation or promise of any other party or any other person or entity, except as expressly stated in this Agreement.

                           D. In  entering  into  this  Agreement  and  releases
provided for herein, Borrower, BCI, H. Belisle and B. Belisle, and each of them, assume the risk of any misrepresentation, concealment, or mistake, and if Borrower, BCI, H. Belisle and B. Belisle, or any of them, should subsequently discover that any facts Borrower, BCI, H. Belisle and B. Belisle, or any of them, relied upon in entering into this Agreement were untrue or that any facts were concealed from them, or that any understanding of the facts or of the law was incorrect, Borrower, BCI, H. Belisle and B. Belisle, or any of them, shall not be entitled to set aside this Agreement or the releases provided for herein by reason thereof, regardless of any claim of fraud, misrepresentation, promise made without the intention of performing it, concealment of fact, mistake of fact or law or any other circumstances whatsoever. Borrower, BCI, H. Belisle and B. Belisle, and each of them, and their attorneys, have made such investigation of the facts pertaining to this release as they deem necessary.

                           E. Borrower, BCI, H. Belisle and B. Belisle, and each
of them, each individually and in their representative capacities, represent and warrant that each is the sole and lawful owner of all right, title and interest in and to every claim and other matter which each releases herein, and that each has not heretofore assigned or transferred, or purported to assign or transfer, to any individual, partnership, corporation, firm or entity any claims or other matters herein released. Borrower, BCI, H. Belisle and B. Belisle, and each of them, shall, jointly and severally, indemnify Phoenix and Phoenix Concept and defend and hold them harmless against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

                  12.      Release of Borrower, BCI, H. Belisle and B. Belisle.

                           A.    Excepting   the    obligations,    indemnities,
representations and warranties set forth in this Agreement and the documents and instruments executed herewith, Phoenix and Phoenix Concept do hereby forever, finally, fully, unconditionally and completely indemnify, release, relieve, acquit, remise, discharge, and hold harmless Borrower, BCI, H. Belisle and B. Belisle from those certain claims, debts, liabilities, demands, obligations, promises, acts, agreements, liens, losses, costs and expenses (including, without limitation, attorneys' fees), damages, injuries, suits, actions and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, at law or in equity, based on, arising out of or pertaining to, any such matters, facts, causes, events or things alleged or set forth in Recitals A through R, inclusive, set forth above.

                           B. Phoenix and Phoenix Concept  acknowledge and agree
that they have been informed by their attorneys and advisors of, and each is familiar with and, as to the matters released herein, hereby expressly waives, any and all rights under section 1542 of the California Civil Code, and any similar statute, code, law or regulation of any state of the United States, or of the United States, to the fullest extent that it may waive such rights and benefits. Section 1542 provides:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                           C. Phoenix and Phoenix Concept  acknowledge that they
are aware that they may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which they now know or believe to be true, as to the matters released herein. Nevertheless, it is the intention of Phoenix and Phoenix Concept through this release, to fully, finally and forever release all such matters, and all claims related thereto, which do now exist, may exist or heretofore have existed. In furtherance of such intention, the releases herein given shall be and remain in effect as full and complete releases of such matters, notwithstanding the discovery or existence of any such additional or different claims or facts related thereto by Phoenix and Phoenix Concept. In entering into this Agreement, Phoenix and Phoenix Concept do not rely upon any statement, representation or promise of any other party or any other person or entity, except as expressly stated in this Agreement.

                           D. Phoenix and Phoenix Concept  represent and warrant
that they are the sole and lawful owners of all right, title and interest in and to every claim and other matter which it releases herein, and that they have not heretofore assigned or transferred, or purported to assign or transfer, to any individual, partnership, corporation, firm or entity any claims or other matters herein released. Phoenix and Phoenix Concept shall indemnify H. Belisle and B. Belisle and defend and hold them harmless against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

                  13.      Miscellaneous.

                           A. Warranty of Accuracy of Recitals.  Borrower,  BCI,
H. Belisle and B. Belisle, and each of them, hereby represent and warrant that the material contained in the Recital paragraphs, Recitals A through T above, has been reviewed in detail by them and they know of their own knowledge that such statements are accurate.

                           B. Not a Novation.  This  Agreement and the documents
and instruments executed in connection with this Agreement are not to be construed as a release or modification of any of the terms, conditions, warranties, waivers or rights set forth in the Loan Documents, except as provided by this Agreement.

                           C.   Survival   of   Warranties.    All   agreements,
representations, and warranties made herein shall survive the execution and delivery of this Agreement and the documents and instruments executed in connection with this Agreement and will survive the transfer of the Collateral to Phoenix Concept.

                           D. Failure or  Indulgence  Not Waiver.  No failure or
delay on the part of Phoenix or Phoenix Concept in the exercise of any right, power, or privilege hereunder, under the documents or instruments referred to herein, including the Loan Documents, shall operate as a waiver thereof, and no single or partial exercise of any such power, right or privilege shall preclude a further exercise of any right, power or privilege.

                           E.       Notices.  Except  for any  notices  required
under applicable law or this Agreement to be given in another manner:

                                    (i)  Any notice to Borrower, BCI, H. Belisle
                  or B. Belisle shall be addressed as follows:

                         Helen and B. Richer Belisle
                         P. O. Box 1203
                         Coraopolis, PA  15108-1203
                         Fax No.: (412) 262-5518

                         With a copy to:

                         Buchanan Ingersoll
                         One Oxford Centre
                         301 Grant Street, 20th Floor
                         Pittsburgh, PA  15219-1410
                         Attention:  Hugh Van der Veer
                         Fax No.: (412) 562-1041

                             (ii) Any notice to Phoenix and/or  Phoenix  Concept
                shall be addressed as follows:

                         PHOENIX LEASING INCORPORATED
                         2401 Kerner Boulevard
                         San Rafael, California  94901
                         Attention: Gary Martinez, Sr. Vice President Fax No.: (415) 485-4551

                         With a copy to:

                         FRANDZEL & SHARE
                         A Law Corporation
                         100 Pine Street, 26th Floor
                         San Francisco, California 94111-5212
                         Attention:  Robert B. Kaplan, Esq.
                         Fax No.:  (415) 291-9153

                All notices, requests, demands, directions, and other communications provided for in this Agreement must be in writing and must be mailed, telegraphed, delivered, or sent by telex, facsimile or cable to the appropriate party at that party's respective address set forth above; provided, however, that notice shall be deemed sufficient if actually received by the party regardless of the mode of transmission or delivery.

                           F.  Applicable  Law. This Agreement and the documents
and instruments required to be executed herein, except as otherwise expressly stated, and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California, except to the extent that Phoenix or Phoenix Concept has greater rights or remedies under federal law, in which case such choice of California law shall not be deemed to deprive Phoenix or Phoenix Concept of such rights and remedies as may be available under federal law.

                           G.  Assignability.  This  Agreement  shall be binding
upon and inure to the benefit of the parties, and their respective successors and assigns, except that Borrower's, BCI's H. Belisle's or B. Belisle's rights are not assignable without the prior written consent of Phoenix Concept, which Phoenix Concept may give or withhold in its sole and absolute discretion, opinion and judgment. Borrower's, BCI's, H. Belisle's or B. Belisle's obligations hereunder shall not be delegated, assumed or transferred.

                           H.  Expenses and Fees. In the event that any party to
this Agreement employs attorneys to remedy, prevent or obtain relief from a breach and/or default of this Agreement or the documents and instruments executed in connection with this Agreement, or arising out of a breach and/or default of this Agreement or the documents and instruments executed in connection with this Agreement or in connection with, or contesting the validity of, this Agreement, any of the terms, covenants, provisions, and/or any conditions hereof or thereof or of any of the matters referred to herein, the prevailing party shall be entitled to be reimbursed for all of its reasonable attorneys' fees, whether or not suit is filed, and including, without limitation, those incurred in each and every action, suit or proceeding, appeals and petitions therefrom, and all fees and costs incurred by the prevailing party. In the event any party to this Agreement employs attorneys in connection with any bankruptcy proceeding, the prevailing party shall be entitled to be reimbursed for all of its reasonable attorneys' fees, whether or not suit is filed, including, without limitation, bankruptcy appeals and petitions therefrom, and all fees and costs incurred by the prevailing party, as provided for by applicable bankruptcy law. In the event that any party to this Agreement obtains a judgment in connection with the enforcement or interpretation of this Agreement, the prevailing party shall be entitled to recover from the losing party all costs and expenses incurred in connection with the enforcement of such judgment, including, without limitation, attorneys' fees, whether incurred prior to or after the entry of the judgment. The provisions of this Section 13H. are severable from the other provisions of this Agreement and the documents and instruments executed in connection with this Agreement, shall survive the entry of any judgment referred to herein and shall not be deemed merged into any judgment.

                           I.  Modifications and Amendments.  This Agreement may
only be modified or amended by written agreement duly executed by the party to be charged.

                           J.  Integration.  This  Agreement,  the documents and
instruments referred to herein and the Loan Documents constitute the entire agreement of the parties hereto relative to the subject matter hereof. This Agreement, together with the documents and instruments executed in connection with this Agreement and the Loan Documents, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant in determining the meaning of this Agreement, even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection. No covenants, agreements, representations or warranties of any kind whatsoever have been made by any party hereto, except as specifically set forth in this Agreement and the documents and instruments referred to herein. All prior discussions and negotiations have been and are merged and integrated into and are superseded by this Agreement and the documents and instruments executed in connection herewith.

                           K.  Severability.  If any provision of this Agreement
is found to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by severance from this Agreement.

                           L. Acknowledgment.

                           (1)  Borrower,  BCI, H. Belisle and B.  Belisle,  and
each of them, represent and warrant, and Phoenix and Phoenix Concept are relying thereon, that all of the terms, conditions, waivers, warranties and promises set forth in this Agreement are reasonable.

                           (2)  Borrower,  BCI, H. Belisle and B.  Belisle,  and
each of them, further represent and warrant, and Phoenix and Phoenix Concept are relying thereon, as follows:

                                  (A)      Borrower, BCI, H. Belisle and
                         B. Belisle, and each of them, have: (i) received independent legal advice from attorneys of their choice with respect to the advisability of executing this Agreement and the documents and instruments executed in connection with this Agreement; (ii) prior to the execution of this Agreement and the documents and instruments executed in connection with this Agreement, reviewed this Agreement and the documents and instruments executed in connection with this Agreement with their respective attorneys; and (iii) carefully discussed this Agreement and the documents and instruments executed in connection with this Agreement with their respective attorneys;

                                  (B) Except as expressly stated in this Agreement and the documents and instruments executed in connection with this Agreement, neither Phoenix, Phoenix Concept nor any other person or entity has made any statement or representation to Borrower, BCI, H. Belisle and B. Belisle, or any of them, regarding facts which are relied upon by Borrower, BCI, H. Belisle and
                         B. Belisle, and each of them, in entering into this Agreement and the documents and instruments executed in connection with this Agreement;

                                  (C) Borrower,  BCI, H. Belisle and B. Belisle,
                         and each of them, do not rely upon any statement, representation or promise of Phoenix or Phoenix Concept or any other person or entity in executing this Agreement and the documents and instruments executed in connection with this Agreement, except as expressly stated in this Agreement and the documents and instruments executed in connection with this Agreement; and

                                  (D)   The   terms   of  this   Agreement   are
                         contractual and not a mere recital.

                           (3) This Agreement and the documents and  instruments
executed in connection with this Agreement have been carefully read by, the contents hereof are known and understood by, and they are signed freely and without duress by Borrower, BCI, H. Belisle and B. Belisle, and each of them.

                           (4) This Agreement and the releases  contained herein
are intended to be final and binding between the parties hereto, and each party expressly relies on the finality of this Agreement and the documents and instruments executed in connection with this Agreement as a substantial, material factor inducing that party's execution of this Agreement and the documents and instruments executed in connection with this Agreement.

                           M.  Rights  of Third  Parties.  Except  as  expressly
provided herein, nothing contained in this Agreement or the documents and instruments executed in connection with this Agreement is intended, nor shall it be construed or deemed, to confer any rights, powers or privileges on any person, firm, partnership, corporation or other entity not an express party hereto or a successor-in-interest, or any person or entity being released pursuant to Sections 11 and 12 above.

                           N.  Construction.   Section  headings  used  in  this
Agreement are for convenience only and shall not affect the construction of this Agreement. All representations, warranties conditions and covenants made in this Agreement by Borrower, BCI, H. Belisle and B. Belisle, and each of them, are made in their individual and representative capacities. All schedules and exhibits to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by reference. Any reference to this Agreement or any other document shall include such document both as originally executed and as it may from time to time be supplemented and modified. References herein to paragraphs, articles, sections and exhibits shall be construed as references to this Agreement unless a different document is named. The term "document" is used in its broadest sense and encompasses agreements, certificates, opinions, consents, instruments and other written material of every kind. The terms "including" and "include" shall mean "including (include), without limitation." The obligations of Borrower, BCI, H. Belisle and B. Belisle, and each of them, hereunder are joint and several. Whenever the context so requires, the masculine gender shall include the feminine or neuter, and the singular number shall include the plural, and vice versa.

                           O.  Counterparts.  This  Agreement may be executed in
one or more counterparts but all of the counterparts shall constitute one Agreement. This Agreement shall not be effective and enforceable unless and until it is executed by Phoenix and Phoenix Concept.

                           P. Neutral  Interpretation.  This  Agreement  and the
documents and instruments executed in connection with this Agreement constitute the product of the negotiation of the parties hereto, and the enforcement hereof shall be interpreted in a neutral manner and not more strongly for or against any party based upon the source of the draftsmanship hereof.

                           Q. No  Representations by Phoenix or Phoenix Concept.
Except as specifically and expressly set forth above, by accepting or approving anything required to be observed, performed or fulfilled, or to be given to Phoenix or Phoenix Concept pursuant hereto or pursuant to any of the documents or instruments executed in connection with this Agreement or the Loan Documents, Phoenix or Phoenix Concept shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Phoenix or Phoenix Concept.

                           R.  Authority to File and Record  Notices.  Borrower,
BCI, H. Belisle and B. Belisle, and each of them, irrevocably appoint, designate and authorize Phoenix and Phoenix Concept (and any of their officers, employees or agents) as their agent (said agency being coupled with an interest) to file for record any notices that Phoenix and Phoenix Concept deem necessary or desirable to protect their interests hereunder, under any documents or instruments executed in connection with this Agreement or under the Loan Documents, or to endorse the names of Borrower, H. Belisle and B. Belisle, or any of them, on any checks, notes, acceptances, money orders, drafts, UCC financing statements, deeds of trust, modifications, amendments, or other documents or instruments, and to do all acts necessary to carry out the intent of this Agreement.

                           S.  No  Admission  of  Liability.  Nothing  contained
herein shall be construed as an admission by Phoenix or Phoenix Concept of any liability of any kind, all such liability being expressly denied.

                           T. Risk of Loss. Until the Closing Date, Borrower, H.
Belisle and B. Belisle, and each of them, shall have the risk of loss by reason of fire, explosion, earthquake, windstorm, accident, flood, act of God, war, seizure or activities of the armed forces, or other casualty, ordinary wear and tear excepted, of any of the Collateral. If such loss or damage shall be sufficiently substantial to preclude the resumption of normal operation or a substantially complete restoration of service to more than 100 subscribers within 60 days, Borrower shall immediately notify Phoenix Concept in writing. Phoenix Concept, at any time within 10 days after receipt of such notice, as its sole remedy may elect to either (i) accept the proceeds of any insurance coverage, if any, relating to the Collateral, and consummate the transactions contemplated by this Agreement or (ii) terminate this Agreement. In the latter event, Phoenix and Phoenix Concept shall be fully released and discharged from any and all obligations under this Agreement.

                           U.  No  Broker.   There  is  no  brokerage  or  sales
commission or finder's or other such fees to be paid in connection with the closing of the transactions contemplated in this Agreement and/or any sale of the Systems. Borrower, BCI, H. Belisle and B. Belisle, and each of them, agree and warrant to Phoenix and Phoenix Concept and Phoenix and Phoenix Concept are relying thereon, that no broker, finder or any other person can or will claim a right to a commission, finder's fee or other compensation respecting the transfer of the Collateral to

Phoenix Concept and/or the transfer of the Collateral and Systems to a third party. Borrower, BCI, H. Belisle and B. Belisle, and each of them, further represent and warrant to Phoenix and Phoenix Concept, and Phoenix and Phoenix Concept are relying thereon, that neither Borrower, nor H. Belisle nor BCI, nor
B. Belisle, nor any of them are entitled to any brokerage or sales commission or finder's or other such fee to be paid in connection with the closing of the transactions contemplated in this Agreement or any other transactions relating to the sale of the Systems. Borrower, BCI, H. Belisle and B. Belisle, and each of them, shall, jointly and severally, indemnify and hold Phoenix and Phoenix Concept harmless from and against any loss, cost, expense, claim, cause of action or liability of any kind (including, but not limited to, court costs and attorneys' fees), resulting from any claim for a fee, commission or compensation by any such broker, finder or other person in connection with the transfer of the Collateral or any other transactions contemplated in this Agreement.

                           V. WAIVER OF RIGHT TO JURY TRIAL.  BORROWER,  BCI, H.
BELISLE AND B. BELISLE, AND EACH OF THEM, HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT (WHETHER ARISING UNDER THE CONSTITUTION OF THE UNITED STATES, THE STATE OF CALIFORNIA OR ANY OTHER STATE, OR ANY FOREIGN JURISDICTION, UNDER ANY STATUTES REGARDING OR RULES OF CIVIL PROCEDURE APPLICABLE IN ANY STATE OR FEDERAL OR FOREIGN LEGAL PROCEEDING, UNDER COMMON LAW, OR OTHERWISE) TO DEMAND OR HAVE A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH OR RELATED TO OR INCIDENTAL TO THE DISCUSSIONS, DEALINGS OR ACTIONS OF BORROWER, BCI, H. BELISLE, B. BELISLE, PHOENIX AND/OR PHOENIX CONCEPT, OR ANY OF THEM, (WHETHER ORAL OR WRITTEN) WITH RESPECT THERETO, OR TO THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH SUCH PERSON HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY TRIAL COURT WITHOUT A JURY, AND THAT PHOENIX OR PHOENIX CONCEPT MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF BORROWER'S, BCI'S, H. BELISLE'S AND B. BELISLE'S WAIVER OF RIGHT TO TRIAL BY JURY. BORROWER, BCI, H. BELISLE AND B. BELISLE, AND EACH OF THEM, ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND EACH OTHER PROVISION OF EACH OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR PHOENIX AND PHOENIX CONCEPT ACCEPTING THIS AGREEMENT. BY WAIVING A JURY TRIAL, BORROWER, BCI, H. BELISLE AND B. BELISLE, AND EACH OF THEM, INTEND CLAIMS AND DISPUTES TO BE RESOLVED BY A JUDGE ACTING WITHOUT A JURY IN ORDER TO AVOID THE DELAYS, EXPENSE AND RISKS OF MISTAKEN INTERPRETATIONS WHICH EACH PARTY ACKNOWLEDGES TO BE GREATER WITH JURY TRIAL THAN WITH NON-JURY TRIALS.

                Initials:   HPB      HPB      HPB      BRB      GM
                            ---      ---      ---      ---      ---

                           W. Confidentiality.  Borrower, BCI, H. Belisle and B.
Belisle, and each of them, promise and agree to keep the terms of this Agreement confidential, and not to reveal the terms, or any of the provisions of this Agreement and agree to exercise the same degree of care to keep the terms and provisions of this Agreement confidential that they would normally exercise for their own confidential information.

                           X. Scope of and  Termination of  Indemnities.  In the
event that it is necessary for Phoenix and/or Phoenix Concept to pursue any claims against Borrower, BCI, H. Belisle and B. Belisle, or any of them, as a result of any indemnities set forth in this Agreement in favor of Phoenix and/or Phoenix Concept, Phoenix and Phoenix Concept agree that in the event they determine, in their sole and absolute discretion, opinion and judgment, that potential insurance coverage exists with respect to the claims which are the subject of said indemnities, Phoenix and/or Phoenix Concept shall make a claim on the insurance policy or policies. In the event that any such claim is not paid within 90 days after it is made on the insurance policy or policies, then Phoenix and/or Phoenix Concept shall therefore be free to exercise all rights and remedies available at law, equity and otherwise to enforce the indemnities provided in this Agreement without further notice to Borrower, BCI, H. Belisle and B. Belisle, or any of them. All of the indemnities provided in this Agreement by Borrower, BCI, H. Belisle and B. Belisle, and each of them, in favor of Phoenix and Phoenix Concept, shall survive the closing of this Agreement for a period of three years from the Closing Date and then expire, unless prior to the end of such period, Phoenix and/or Phoenix Concept shall have made a specific written claim or claims upon Borrower, BCI, H. Belisle and
B. Belisle, or any of them, based upon such indemnifications, whereupon such indemnifications shall continue, but only with respect to such specific written claim or claims; provided, however, in the event that Phoenix Concept closes a sale of all of the Systems on or before two years from the Closing Date, then the indemnities set forth in this Agreement shall survive the closing of this Agreement for a period of two years from the Closing Date and then expire, unless prior to the end of such two year period, Phoenix and/or Phoenix Concept shall have made a specific written claim or claims upon Borrower, BCI, H. Belisle and B. Belisle, or any of them, based upon such indemnifications, whereupon such indemnifications shall continue, but only with respect to such specific written claim or claims.

                           Y. Time of the Essence.  The parties hereto expressly
acknowledge and agree that time is of the essence and that all deadlines of time periods provided for under this Agreement are ABSOLUTE and FINAL.

                IN WITNESS WHEREOF, the parties hereto and their respective attorneys have approved and executed this Agreement on the dates set forth opposite their respective signatures.


Dated:  December 29, 1995                    CONCEPT CABLEVISION OF INDIANA
        ------------                         INC., a Delaware corporation

                                                     By:   /S/ Helen P. Belisle
                                                           ---------------------
                                                     Its:      President


Dated: December 29, 1995                         /S/ Helen P. Belisle
       ------------                              -------------------------------
                                                 HELEN P. BELISLE, an individual


Dated: December 29, 1995                        /S/ B. Richer Belisle
       ------------                             --------------------------------
                                                B. RICHER BELISLE, an individual


Dated: December 29, 1995                           BELISLE COMMUNICATIONS, INC.,
       -----------                                 a Delaware corporation



                                                     By:   /S/ Helen P. Belisle
                                                           ---------------------
                                                     Its:  President



Dated: December 29, 1995                           PHOENIX LEASING INCORPORATED,
       -----------                                 a California corporation



                                                        By:   /S/ Gary Martinez
                                                              ------------------
                                                        Its:      Sr. V.P.







                             [SIGNATURES CONTINUED]

Dated:   December 29 , 1995                   PHOENIX CONCEPT CABLEVISION
        -------------                         INDIANA, L.L.C., a Delaware
                                              limited liability company



                                              By:  PHOENIX LEASING INCORPORATED,
                                                   Its Manager


                                                        By:   /S/ Gary Martinez
                                                              ------------------
                                                        Its:      Sr. V.P.


Dated:   December 29 , 1995                  PHOENIX LEASING CASH DISTRIBUTION
        -------------                        FUND III, a California limited
                                             partnership



                                               By: PHOENIX LEASING INCORPORATED,
                                                   a California corporation, its
                                                   general partner

                                                        By:   /S/ Gary Martinez
                                                              ------------------
                                                        Its:      Sr. V.P.

APPROVED AS TO FORM
AND CONTENT:

Dated: December 29, 1995

BUCHANAN INGERSOLL


By: /S/ Hugh Van Der Veer
    ---------------------
   HUGH VAN DER VEER
   Attorneys for Borrower, BCI,
   H. BELISLE and B. BELISLE


Dated:   December 29, 1995

FRANDZEL & SHARE
A Law Corporation

By: /S/ Robert B. Kaplan
    --------------------
    ROBERT B. KAPLAN
    Attorneys for PHOENIX AND
    PHOENIX CONCEPT